Exhibit 99
FOR IMMEDIATE RELEASE

CONTACT:	Frank A, Cappello
Vice President — Finance and Chief Financial Officer
216-881-8600
SIFCO Industries, Inc. Appoints James P. Woidke
Chief Operating Officer
CLEVELAND — March 15, 2010 — SIFCO Industries, Inc. (“SIFCO or Company”) announced today the appointment of James P. Woidke as its Chief Operating Officer. In this role he will be responsible for SIFCO’s three operating segments, consisting of the Aerospace Component Manufacturing, Applied Surface Concepts, and Turbine Component Services and Repair Groups. He will continue to report to Michael S. Lipscomb who will remain President and Chief Executive Officer. Mr. Woidke previously served the Company as General Manager of the Aerospace Component Manufacturing Group.
Mr. Lipscomb said, “Jim has shown, through his excellent stewardship of the Aerospace Component Manufacturing Group, that he is ready to expand his influence and help move the entire Company toward improved customer service and even better financial performance.”
Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, challenges associated with any management transition, competition and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.